UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 29, 2012

WIZARD WORLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33383	98-0357690
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, NY 10019
(Address of principal executive offices)

(646) 801-5572
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 29, 2012, Wizard World, Inc. filed an amended and restated certificate of designations (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, in order to amend certain rights, preferences and designations of the Company’s Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”).

The Certificate of Designations was amended to (i) authorize that shares of Series A Preferred Stock may be issued in connection with additional subscription agreements executed after December 7, 2010; (ii) designate the OTC Markets as an additional permitted principal market for the Company’s common stock, par value $0.0001 per share (the “Common Stock”); and (iii) include an additional provision whereby the Company’s failure to (a) file, on or before March 31, 2012, all reports under Section 13 of the Securities Exchange Act of 1934 (“1934 Act”) that the Company would have been required to file thereunder had the Company’s Common Stock been registered under Section 12(g) of the 1934 Act since January 1, 2011, (b) register the Company’s Common Stock with the U.S. Securities and Exchange Commission by filing a Form 8-A or other applicable form pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, on or before March 31, 2012, or (c) the subsequent failure by the Company to timely file all reports required to be filed under the 1934 Act following the registration thereunder, will constitute an event of default;

A copy of the Certificate of Designations is filed as Exhibit 3.1 hereto.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Series A Certificate of Designations, dated March 29, 2012 *

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIZARD WORLD, INC.

Date: March 30, 2012	By:	/s/ John Macaluso
Name: John Macaluso
Title: Chief Executive Officer